                             EMPLOYMENT AGREEMENT


     This Agreement, made by and between Benthos, Inc., a Massachusetts corporation having its principal office in North Falmouth, Massachusetts (the "Company"), and Samuel O. Raymond of Falmouth, Massachusetts ("Executive").

                                  WITNESSETH:

     WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company upon the terms arid conditions set forth herein,

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:

     1.   EMPLOYMENT:  The Company hereby employs Executive as its Chief
          ----------
Scientist and Executive hereby accepts employment by the Company upon the terms and conditions herein set forth. Executive shall also serve as Chairman of the Board of Directors of the Company for as long as elected to that position. The primary place of Executive's employment as Chief Scientist shall be at the Company's principal office, located in North Falmouth, Massachusetts, or at such other location as the Company and the Executive shall mutually designate.

     2.  TERM:  The term of this Agreement shall commence on August 1, 1990 and
         ----
shall expire on July 31, 2005. After expiration of the initial term, the Agreement will automatically be renewed annually as of August 1, 2005 and each August 1 thereafter; provided the Company has not given written notice to Executive of its intent not to renew at least 90 days prior to the renewal date. Anything herein to the contrary notwithstanding, this Agreement shall terminate upon the occurrence of any of the following events:

          (a) Any material breach of any of the covenants or obligations hereunder that has not been remedied within thirty (30) days after written notice thereof from the affected party.

          (b) Written notice from Executive to the Company within 90-days prior to any anniversary date of this Agreement.

          (c) Except for the provisions of Paragraph 7(a) hereof, on the date of Executive's death.

     3.   DUTIES:  Executive, as the Company's Chief Scientist, will utilize his
          ------
technical expertise in the

Company's research and development activities, in marketing the Company's products and in promoting the Company's interests during the term hereof. It is recognized and understood by the parties that Executive's duties will not require Executive to devote his full and complete attention to the business interests of the Company and Executive shall, at his sole and complete discretion, be free to determine his schedule and hours of employment during the term of this Agreement.

     4.   COMPENSATION:  Subject to the provisions of this Agreement, the
          ------------
Company shall pay to Executive for all services to be performed by Executive as Chief Scientist during the term of this Agreement a salary at the rate of $50,000 per annum, payable in periodic payments in accordance with the Company's practices for other executive, managerial, and supervisory employees, as such practices may be determined from time to time. The Board of Directors of the Company will review such salary annually and adjust said salary to reflect any increases in the cost of living and, furthermore, in its discretion, may also grant increases thereof based upon Executive's performance. The Company shall pay to Executive for services to be performed as Chairman of the Board of Directors of the Company for the first year of the term of this Agreement an annual fee of $25,000, and will be paid in subsequent years such fee as the Board of Directors shall determine. All such payments as Chief Scientist and Chairman of the Board of Directors will be subject to such deductions as may be required by law, government regulation or order, or by agreement with, or consent of, Executive. In addition to the payments set forth above, the Company agrees that during the term of this Agreement Executive shall be entitled to reimbursement by the Company for all reasonable expenses actually and necessarily incurred by him on its behalf in the course of his employment hereunder, for which he shall submit vouchers in a form satisfactory to the Company and which are approved in advance by the Company in its sole discretion.

     5.   BENEFITS:  During the term of this Agreement, Executive shall be
          --------
eligible to participate in such medical and dental plans, retirement plans and such other fringe benefit programs as may be approved from time to time by the Company for the benefit of its employees, in accordance with the terms and provisions thereof.

     6.   DISABILITY:  In the event Executive is permanently disabled so as to
          ----------
be unable to fully perform his services hereunder, Executive's obligation to perform such services will terminate. In the event of such termination of Executive's services, Executive's salary as defined in Paragraph 4 attributable to services as the Company's Chief Scientist shall continue for the then remaining initial term of this Agreement, reduced by any payments received by Executive under any long-term disability plan or policy maintained by the Company. The Company shall, in its sole discretion based on competent medical advice, have the right to determine whether Executive is and continues to be permanently disabled for purposes of this Paragraph. Anything herein to the contrary, if Executive shall die before the completion of any disability payments hereunder, any remaining payments during the balance of such fifteen
(15) year period shall be forfeited as of the date of Executive's death. All such payments will be subject to such deductions as may be required by law, government regulation or order, or by agreement with, or consent of, Executive.

     7.   PURCHASE OF STOCK:  The Company and Executive shall have the
          -----------------
following rights and obligations with respect to any shares of capital stock of the Company (the "Shares") which may then be owned by Executive of even date. The provisions of this Paragraph 7 permitting or obligating the Company to purchase Shares of Executive shall apply only if and to the extent that the Trustee of the Company's ESOP does not purchase the Shares at the direction of the ESOP Committee pursuant to the terms of the ESOP.

          (a) In the event of the termination of Executive's employment by virtue of the death of Executive, the Company shall have the right, and, upon request of Executive's heirs or legal representatives shall have the obligation, to purchase such Shares as are then owned by Executive as of his date of death and equal in value to (i) the estate, inheritance, legacy, and succession taxes (including any interest collected as part of such taxes) imposed because of Executive's death, and (ii) the amount of Executive's funeral and administration expenses allowable as a deduction under Section 2053 of the Internal Revenue Code. The purchase price of any such Shares shall be the Fair Market Value (as hereinafter defined) as of the date on which the Company gives notice of its intent to purchase, or Executive's heirs or legal representatives request the Company to purchase, as the case may be.

          (b) Whenever the Executive desires to sell any Shares, other than pursuant to other subparagraphs of this Paragraph 7, he shall first give written notice thereof to the Company. Such notice shall specify the terms and conditions of the proposed sale, including the number and type of shares sought to be sold, the identity of the proposed transferee, the proposed aggregate purchase price and payment terms. Upon receipt of such notice, the Company shall have the right to purchase such Shares upon delivery of written notice to the Executive given not later than thirty (30) days after the actual receipt of the notice of intent to sell Shares and the Executive shall be required to sell the Shares to the Company at the price and on the terms set forth in the notice. The Company shall pay for and the Executive shall deliver the Shares to be sold in the manner set forth in subparagraph (e) of this Paragraph at such time and place designated in the Company's notice of purchase within thirty (30) days of the giving of such notice. If the Company does not exercise its right to purchase such Shares, the Executive shall have sixty (60) days, starting with the expiration of the thirty
(30) day period within which the Company shall give notice of its intention to purchase, to sell the Shares on the same terms and conditions and to the same person or persons as shall be set forth in his notice to the Company and if he shall fail to so sell the Shares within such period, he shall hold said Shares subject to the obligation to offer them again to the Company before any subsequent sale. This subparagraph shall not apply to any transfer of Shares by gift, provided, however, that the transferee shall agree to be bound by the terms of this subparagraph while the Executive is receiving payments from the Company under this Agreement.

     The obligation under this subparagraph (b) of the Executive to offer Shares to the Company shall not apply to any sales made in routine open market brokerage transactions or to or through an over the counter market maker who deals as a principal for his own account rather than as a broker except to the extent that such sales in the aggregate exceed during each three month period the greater of one percent of the number of shares of the same class of stock on the day of the sale outstanding or the average reported weekly trading volume during the four calendar weeks preceeding the sale. Any sales in excess of said amount shall be subject to the obligation to offer the Shares to the Company as herein before set forth.

          (c) If the Board of Directors of the Company shall have voted for any fiscal year to make a contribution to the Company's ESOP during the term of this Agreement in Shares or in cash for the purpose of purchasing Shares, other than a cash contribution to be used to repay an "exempt loan" as defined in Treasury Regulations Section 59.4975-7(b)(l)(iii), the Executive shall have the right to require that the Company purchase such Shares as are then owned by the Executive and equal in number to the Shares to be contributed to the ESOP or the value of the Company's cash contribution for such year. the purchase price of any such Shares then owned by the Executive shall be the Fair Market Value as of the date on which the Executive requests, in accordance with this Paragraph, that the Company purchase such Shares.

          (d) In the event the Company desires to exercise its right to purchase Shares hereunder, except in the case of a purchase under subparagraph
(b) above, or Executive or the Executive's heirs or legal representatives wish to exercise the right to require the Company to purchase Shares hereunder, the party wishing to exercise such right shall give written notice to the Company following the event giving rise to the exercise of such right, and the Company shall purchase such Shares as it is required to purchase at a closing to be held within 60 days following the determination of Fair Market Value. At such closing, Executive or his heirs or legal representatives shall deliver to the Company one or more certificates evidencing the Shares to be purchased, endorsed in blank or accompanied by an executed stock power, in either case with signature guaranteed and the Company shall pay the purchase price therefor in cash.

          (e) Fair Market Value of the Shares for all purposes hereunder shall initially be determined by the Board of Directors of the Company in good faith within thirty (30) days after notice by the Company of its intent to purchase or a request from Executive or the Executive's heirs or legal representatives to have the Company purchase Shares. In no event shall the fact that such Shares constitute a minority or a majority interest be taken into account in valuing such Shares. Notwithstanding the foregoing, if such Shares are then listed on any national or regional securities exchange, the Fair Market Value shall be the mean between the high and low sales prices on the largest of such exchange for the ten business day period preceding the date of notice to purchase or requiring the purchase of Shares. If the Shares are not then listed on any such exchange, the Fair Market Value of such Shares shall be the mean between the closing "bid" and the closing "ask" prices as reported in any national, regional, local or additional listing of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the ten business day period immediately preceding the date of notice to purchase or requiring the purchase of Shares. If the Shares are not listed on any national or regional stock exchange, nor quoted by NASDAQ, and Executive or his heirs or legal representatives, as the case may be, disagrees with the Fair Market Value as determined by the Board of Directors, Executive or his heirs or legal representatives, as the case may be, may engage an appraiser reasonably acceptable to the Company to determine such Fair Market Value, which determination shall be made within 60 days. The fees and expenses of such appraiser shall be borne by Executive or his heirs or legal representatives, as the case may be.

     8.   CHANGE OF CONTROL:  The Company shall have the following obligations
          -----------------
to Executive during the initial term of this Agreement in the event of a Change in Control (as hiereinafter defined) of the Company:

          (a) In the event of a Change in Control within the first five years of the initial term of this Agreement, Executive shall be entitled to a payment from the Company of $427,974. Payment to Executive of the amount required hereunder shall be made within 60 days following the event giving rise to a Change in Control.

          (b) In the event of a Change in Control within the second five years of the initial term of this Agreement, Executive shall be entitled to a payment from the Company of $335,504. Payment to Executive of the amount required hereunder shall be made within 60 days following the event giving rise to a Change in Control.

          (c) In the event of a Change in Control within the last five years of the initial term of this Agreement, Executive shall be entitled to a payment from the Company of $199,636. Payment to Executive of the amount required hereunder shall be made within 60 days following the event giving rise to a Change in Control.

          (d) For purposes of this Paragraph, a Change in Control shall be deemed to occur in connection with any of the following events that take place without the prior approval of Executive and without a declaration by the Board of Directors that any such event shall not constitute a change in control for the purposes of this Agreement:

               (i) the acquisition by an entity, person or group (including all affiliates of such entity, person or group) of the beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of the capital stock of the Company entitled to exercise more than 50% of the outstanding voting power of all capital stock of the Company (exclusive of stock owned by Executive and Executive's spouse and lineal descendants and ascendants);

               (ii) the effective time of a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or consolidation hold less than 80% of the voting stock of the surviving or resulting corporation;

               (iii) the effective time of a transfer of 50% or more of the aggregate book value of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock of such entity.

     9.   RESTRICTIVE COVENANT:  During the term of this Agreement, and for a
          --------------------
period of two years following the termination of Executive's employment with the Company for any reason, including termination occasioned by the expiration of this Agreement, Executive shall not:

          (a) Within the United States, engage in, or work for, or own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected with, or have any financial interest in, any individual, partnership, firm, corporation or institution engaged in the same or similar activities to those now or hereafter carried on by the Company.

          (b) Directly or indirectly divert or attempt to divert from the Company any business in which the Company has been actively engaged during the term hereof, nor interfere with the relationships of the Company with its dealers, distributors, sources of supply or customers.

          (c) Interfere with the relationship of the Company and any of its employees, agents or representatives.

If any court determines that any restrictive covenant contained herein, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     10.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION:
          -----------------------------------------

          (a) Executive acknowledges that the Company may disclose certain confidential information to Executive during the term of this Agreement to enable him to perform his duties hereunder. Executive hereby covenants and agrees that he will not, without the prior written consent of the Company, during the term of this Agreement or at any time thereafter, disclose or permit to be disclosed to any third party by any method whatsoever any of the confidential information of the Company. For purposes of this Agreement, "confidential information" shall include, but not be limited to, any and all records, notes, memoranda, data, ideas, processes, methods, techniques, systems, formulas, patents, models, devices, programs, computer software, writings, research, personnel information, customer information, the Company's financial information, plans, or any other information of whatever nature in the possession or control of the Company which has not been published or disclosed to the general public, or which gives to the Company an opportunity to obtain an advantage over competitors who do not know of or use it. Executive further agrees that if his employment hereunder is terminated for any reason, he will leave with the Company and will not take originals or copies of any and all records, papers, programs, computer software and documents and all matter of whatever nature which bears secret or confidential information of the Company.

          (b) The foregoing subparagraph shall not be applicable if and to the extent Executive is required to testify in a judicial or regulatory proceeding pursuant to an order of a judge or administrative law judge issued after Executive and his legal counsel urge that the aforementioned confidentiality be preserved.

          (c) Executive agrees promptly to reduce to writing and to disclose and assign, and hereby does assign, to the Company, its parent subsidiaries, successors, assigns and nominees, all inventions, discoveries, improvements, copyrightable material, trademarks, programs, computer software and ideas concerning the same, relating to the business of the Company, which Executive may make or conceive, either solely or jointly with others, during the period of his employment by the Company, its parent, subsidiaries or successors.

          (d) Executive agrees, without charge to the Company and at the Company's expense, to execute, acknowledge and deliver to the Company all such papers, including applications for patents, applications for copyright and trademark registrations, and assignments thereof, as may be necessary, and at all times to assist the Company, its parent, subsidiaries, successors, assigns and nominees in every proper way to patent or register said programs, computer software, ideas, inventions, discoveries, improvements, copyrightable material or trademarks in any and all countries and to vest title thereto in the Company, its parent, subsidiaries, successors, assigns or nominees.

          (e) Executive will promptly report to the Company all discoveries, inventions, or improvements of whatever nature conceived or made by him at any time he was employed by the Company, its parent, subsidiaries or successors. All such (discoveries, inventions and improvements which are applicable to the Company' s business shall 1 be the sole and exclusive property of the Company.

          (f) The covenants set forth in this Paragraph which are made by Executive are in consideration of the employment, or continuing employment of, and the compensation paid to, Executive during his employment by the Company. The foregoing covenants will not prohibit Executive from disclosing confidential or other information to other employees of the Company or to third parties to the extent that such disclosure is necessary to the performance of his duties under this Agreement.

     11.  SETTLEMENT OF DISPUTES:  Any controversy or claim out of or relating
          ----------------------
to this Agreement, or the breach thereof, may, at the election of either party or their heirs, executors, administrators, or assigns, be settled by arbitration in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The Arbitrator may grant any remedy or relief which the Arbitrator deems just and equitable and within the scope and purpose of the Agreement of the parties hereto, other than punitive damages. All expenses of any arbitration proceeding shall be born equally by the parties, unless they agree otherwise or unless the Arbitrator in the award assesses such expenses, or any part thereof, against any specified party or parties.

     12.  ADDITIONAL REMEDIES:  Executive recognizes that irreparable injury
          -------------------
will result to the Company and to its business and properties in the event of any breach by Executive of any of the provisions of Paragraphs 9 and 10 of this Agreement or either of them, and that Executive's continued employment and the benefits hereunder are predicated on the commitments undertaken by him pursuant to said Paragraphs. In the event of any breach of any of Executive's commitments pursuant to Paragraphs 9 and 10 or either of them, the Company shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by Executive or by any person or persons acting for or with Executive in any capacity whatsoever.

     13.  NONASSIGNMENT:  This Agreement is personal to Executive and shall not
          -------------
be assigned by him. Executive shall not hypothecate, delegate, encumber, alienate, transfer or otherwise dispose of his rights and duties hereunder. The Company may assign this Agreement without Executive's consent to any other entity who, in connection with such assignment, acquires all or substantially all of the Company's assets or into or with which the Company is merged or consolidated.

     14.  WAIVER:  The waiver by the Company of a breach by Executive of any
          ------
provision of this Agreement shall not be construed as a waiver of any subsequent breach by Executive.

     15.  SEVERABILITY:  If any clause, phrase, provision or portion of this
          ------------
Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable under any applicable law, such event shall not affect or render invalid or unenforceable the remainder of this Agreement and shall not affect the application of any clause, provision, or portion hereof to other persons or circumstances.

     16.  BENEFIT:  The provisions of this Agreement shall inure to the benefit
          -------
of the Company, its successors and assigns, and shall be binding upon the Company and Executive, its and his heirs, personal representatives and successors, including, without limitation, Executive's estate and executors, administrators, or trustees of such estate. In the event of the merger or consolidation of the Company with or into any other corporation or entity, or in the event substantially all of the assets of the Company. shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

     17.  RELEVANT LAW:  This Agreement shall be construed and enforced in
          ------------
accordance with the laws of the Commonwealth of Massachusetts.

     18.  NOTICES:  All notices, requests, demands and other communications in
          -------
connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

          (a)  If to the Company:

               Benthos, Inc.
               Attn: Richard L. Mappes
               Edgerton Drive
               North Falmouth, Massachusetts 02556

          (b)  If to the Executive:

               Samuel O. Raymond
               P.O. Box 444
               Falmouth, Massachusetts  02556

     19.  ENTIRE AGREEMENT:  This Agreement sets forth the entire understanding
          ----------------
of the parties and supersedes all prior agreements, arrangements, and communications, whether oral or written, pertaining to the subject matter hereof; and this Agreement shall not be modified or amended except by written agreement of the Company and Executive.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as a sealed instrument on the 24th dayof September 1990.



                                            BENTHOS, INC.

                                            By: /s/ Lawrence W. Gray
                                                --------------------------------
                                                Lawrence W. Gray, President

                                             /s/ Samuel O. Raymond
                                             -----------------------------------
                                             Samuel O. Raymond

                        AMENDMENT TO AGREEMENT BETWEEN

                      BENTHOS, INC. AND SAMUEL O. RAYMOND



     WHEREAS Benthos, Inc., a Massachusetts Corporation having its principal office in North Falmouth, Massachusetts, (the Company) and Samuel O. Raymond of Falmouth, Massachusetts, (the Executive) entered into an employment agreement on September 24, 1990, (the Agreement) and whereas the parties desire to coordinate changes in compensation for the Executive under the Agreement with the fiscal year of the Company which ends on September 30 of each year;

     NOW THEREFORE it is agreed by and between the Company and the Executive that commencing with the fiscal year ending September 30, 1994, changes in the compensation of the Executive under the Agreement, if any, shall be effective as of the first day of October of each year. The first such change will be as of October 1, 1993, so that the annual compensation in effect commencing October 1, 1993, will be $85,176 consisting of $27,040 as Chairman and $58,136 as Chief Scientist.

     It is further agreed that the annual review referred to in Section 4 of the Agreement shall take place after the close of each fiscal year and be effective as of the first day of October of the new fiscal year.

     Executed in duplicate as a sealed instrument this 30th day of November,
                                                       ----
1993.



                                                  Benthaos, Inc.

                                                  By /s/ Lawrence W. Gray
                                                     ---------------------------
                                                     Lawrence W. Gray, President

                                                     /s/ Samuel O. Raymond
                                                     ---------------------------
                                                     Samuel O. Raymond

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
                   ----------------------------------------


     THIS AGREEMENT entered into this 16th day of December, 1996 by and between BENTHOS, INC., a Massachusetts corporation having its principal place of business in Falmouth, Massachusetts (the "Company") and SAMUEL O. RAYMOND, of Falmouth, Massachusetts (the "Executive"),

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, the Company and the Executive are parties to a certain Employment Agreement dated September 24, 1990, as amended by instrument dated November 30, 1993 (the "Agreement"); and

     WHEREAS, the parties hereto desire to further amend the Agreement in certain respects,

     NOW THEREFORE, in consideration of the mutual covenants herein expressed and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.    The Agreement is hereby amended by deleting subparagraph (a) of
Section 7 thereof in its entirety and by adding the following new paragraph 20:

     20.   LIFE INSURANCE:  The Company agrees to pay in a timely manner all
           --------------
     premiums applicable to an SLD Ultra Advantage insurance policy to be issued by Security Life of Denver insuring the life of the Executive and providing a death benefit payable to a trust to be created by the Executive for the benefit of his family or payable to such other beneficiary as the Executive or the Trustee of said Trust shall from time to time determine in the amount of $1,500,000 pursuant to a split dollar plan, single bonus method, or the equivalent thereof for the term of the Employment Agreement commencing with the first annual premium to be paid in December 1996 and continuing through and including the ninth annual premium due in December 2004 and annually thereafter during each annual extension of the Employment Agreement.

                (a) The Company agrees to enter into a collateral assignment split-dollar life insurance agreement with the Policy Owner and to execute such instruments as may be necessary or appropriate to place a split-dollar plan into effect.

                (b) The Policy Owner shall have the right at any time and at the termination of the employment of the Executive to terminate the collateral assignment of the policy under the split-dollar plan by paying to the Company an amount equal to the aggregate premiums paid by the Company reduced by all amounts paid by the Policy Owner to the Company on account of the policy. Payment in full shall be made by cash or check or on such other terms as the Company and the Policy Owner shall mutually agree. Upon such termination the Company's obligation to pay premiums shall cease.

        2. Notices to the Company under paragraph 18 shall hereafter be addressed to the attention of John L. Coughlin, President.

        3. The parties do hereby confirm, approve and ratify the Agreement as amended hereby, in all respects and to all extents and purposes.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in duplicate as a sealed instrument as of the day and year first above written.

                                       BENTHOS, INC.


                                       By: JOHN L. COUGHLIN
                                          ---------------------------------
                                           John L. Coughlin, President


                                           SAMUEL O. RAYMOND
                                       ------------------------------------
                                           Samuel O. Raymond